UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 5, 2013 (June 2, 2013)
Date of Report (date of earliest event reported)

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AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

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Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue
New York, New York 10022
(Address of principal executive offices, including zip code)

(212) 415-6500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

The information set forth under Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

Private Placement of Common Stock

On June 4, 2013, the American Realty Capital Properties, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with unaffiliated third parties (each, a “Common Stock Purchaser”), each of which is an “accredited investor,” as that term is defined in Regulation D as promulgated under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Company agreed to sell to the Common Stock Purchasers, and the Common Stock Purchasers agreed to purchase from the Company, a total of 29.4 million shares of the Company’s common stock, par value $0.01 per share (the “Common Shares”) at a purchase price of $15.47 per share, for an aggregate purchase price of $455 million. After deducting for fees and expenses, the aggregate net proceeds from the sale of the Common Shares is expected to be approximately $453 million.

The offering is expected to close on or about June 7, 2013, subject to satisfaction of certain customary closing conditions.

The foregoing summary description of the Securities Purchase Agreement is not complete and is qualified in its entirety by reference to the entire Securities Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Private Placement of Preferred Stock

On June 4, 2013, the Company entered into a convertible preferred stock purchase agreement (the “Convertible Preferred Stock Purchase Agreement”) with unaffiliated third parties, each of which is an “accredited investor,” as that term is defined in Regulation D as promulgated under the Securities Act (the “Preferred Stock Purchasers”), pursuant to which the Company agreed to sell to the Preferred Stock Purchasers, and the Preferred Stock Purchasers agreed to purchase from the Company, 28.4 million shares of a new series of the Company’s par value 5.81% convertible preferred stock designated as Series C Convertible Preferred Stock (the “Preferred Shares”), for an aggregate purchase price of $445 million. After deducting for fees and expenses, the aggregate net proceeds from the sale of the Preferred Shares is expected to be approximately $453 million.

The offering is expected to close on or about June 7, 2013, subject to satisfaction of certain customary closing conditions.

Pursuant to the Articles Supplementary to create the Preferred Shares (the “Articles Supplementary”), which will be filed with the Maryland State Department of Assessments and Taxation prior to the closing of the offering and which is attached as an exhibit the Securities Purchase Agreement, within three business days following the earliest to occur of (i) the closing of the Company’s merger with CapLease, Inc. (“CapLease”), (ii) the first trading day following (a) an announcement that CapLease has accepted a competing offer or (b) the Company’s merger agreement with CapLease is otherwise terminated, and (iii) December 31, 2013, the Company will have the option to: (A) convert all the Preferred Shares into such number of shares of the Company’s common stock equal to the par value of the Company’s Series C Convertible Preferred Stock divided by the lower of (i) a 2% discount to the volume-weighted average trading price (“VWAP”) of the Company’s common stock for the 10 prior trading days and (ii) $15.67 or (B) redeem all shares of the Company’s Series C Convertible Preferred Stock in cash at 120% of its par value.

The foregoing summary description of the Convertible Preferred Stock Purchase Agreement is not complete and is qualified in its entirety by reference to the entire Convertible Preferred Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Contingent Value Rights Agreements

On June 4, 2013, pursuant to the Securities Purchase Agreement, the Company agreed to enter into contingent value rights agreements with the Common Stock Purchasers at the closing of the transactions contemplated by the Securities Purchase Agreement. Pursuant to each contingent value rights agreement, the Company will issue to each Common Stock Purchaser such number of contingent value rights equal to the number of Common Shares purchased by each such Common Stock Purchaser. On the 61st trading day (the “Common CVR Test Date”) following the closing of the transactions contemplated by the Securities Purchase Agreement, the Company will calculate the VWAP for the Company’s common stock for the 30th – 60th trading days following the closing of the transactions contemplated by the Securities Purchase Agreement (the “Common CVR Period VWAP”). Within five business days after the Common CVR Test Date, the Company will pay to the holder of the contingent value rights, in immediately available funds, an amount, equal to (a) the number of contingent value rights held by the holder on the Common CVR Test Date multiplied by (b) the amount, not to exceed $1.50, equal to the difference between $15.47 (the per Common Share purchase price), as may be adjusted from time to time, and the Common CVR Period VWAP.

Additionally, on June 4, 2013, pursuant to the Convertible Preferred Stock Purchase Agreement, the Company agreed to enter into contingent value rights agreements with the Preferred Stock Purchasers. Pursuant to each such contingent value rights agreement, the Company will issue to such Preferred Stock Purchasers a number of contingent value rights equal to the number of Preferred Shares purchased by each such Preferred Stock Purchaser. In the event that the Company converts (regardless of whether such shares are actually converted) Preferred Shares into shares of the Company's common stock in accordance with the terms of the Articles Supplementary, on the 121st trading day following such conversion election date (the "Preferred CVR Test Date"), the Company will calculate the VWAP for the Company’s common stock for the 90th – 120th trading days following the conversion election date (the “Preferred CVR Period VWAP”). Within five business days after the Preferred CVR Test Date, the Company will pay to the holder of the contingent value rights, in immediately available funds, the amount, if any, with respect to each share of the common stock into which shares of Preferred Stock were converted (regardless of whether any such shares are actually converted) held by such holder (and/or its assignees) on the Preferred CVR Test Date equal to: (i) the number of such shares of common stock at the close of business on the Preferred CVR Test Date multiplied by (ii) the amount, not to exceed $2.00, equal to the difference between (A) the lowest of (i) a 2% discount to the VWAP of the common stock for the 10 trading days prior to the conversion election date, (ii) a 2% discount to the closing price of the common stock on the date of the conversion election date and (iii) $15.67 (the per Preferred Share purchase price), as may be adjusted from time to time, and (B) the Preferred CVR Period VWAP.

The foregoing descriptions of the contingent value rights agreements are not complete and are qualified in their entirety by reference to the forms of contingent value rights agreements attached as Exhibits 10.3 and 10.4 and incorporated herein by reference.

Placement Agency Agreements

On June 2, 2013, the Company entered into placement agency agreements (the “Placement Agency Agreements”) with JMP Securities LLC (“JMP Securities”) and Realty Capital Securities, LLC (“RCS”) (collectively, the “Agents”). Under the terms of the Placement Agency Agreements, the Agents will serve as the Company’s placement agents in connection with the offerings.

JMP Securities and RCS will each be entitled to receive a cash fee from the Company equal to $850,000 and $950,000, respectively. Additionally, the Company has agreed to indemnify each Agent and certain affiliates against any and all losses, claims, damages or liabilities arising out of the Agreement or any offering or transaction contemplated thereby.

The Agents will also be entitled to all costs, fees and expenses incurred by it in connection with the offerings, subject to the terms of the Placement Agency Agreements.

The foregoing summary description of the Placement Agency Agreements is not complete and is qualified in its entirety by reference to the entire Placement Agency Agreements, copies of which are attached hereto as Exhibits 1.1 and 1.2 and incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 in its entirety.

The Common Shares and the Preferred Shares are being offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The shares of common stock to be issued upon conversion of the Preferred Shares have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

Pursuant to the terms of the Securities Purchase Agreement and the Convertible Stock Purchase Agreement Company has agreed to file a prospectus supplement under its existing “WKSI” shelf registration statement on Form S-3ASR within 15 days following the closing of the Placement (subject to an extension of up to 10 days) for the purpose of registering the resale of the Common Shares and, if necessary, another prospectus supplement for the purpose of registering the resale of the underlying shares of common stock of the Company into which the Preferred Shares are convertible within 15 days following the conversion to common stock (subject to an extension of up to 10 days). The aggregate number of shares of common stock of the Company that may be issued pursuant to the Securities Purchase Agreement and upon conversion of the Preferred Stock may not exceed 19.9% of the Company’s common stock outstanding immediately prior to the closing of the Placement.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

Item 8.01. Other Events.

On June 4, 2013, the Company issued a press release announcing its entry into the Securities Purchase Agreement and the Convertible Preferred Stock Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description
1.1*	Placement Agency Agreement, dated as of June 2, 2013, between American Realty Capital Properties, Inc. and JMP Securities LLC.
1.2*	Placement Agency Agreement, dated as of June 2, 2013, between American Realty Capital Properties, Inc. and Realty Capital Securities LLC.
10.1*	Securities Purchase Agreement, dated as of June 4, 2013, between American Realty Capital Properties, Inc. and investors party thereto.
10.2*	Convertible Preferred Stock Purchase Agreement, dated as of June 4, 2013, between American Realty Capital Properties, Inc. and investors party thereto.
10.3*	Form of Contingent Value Rights Agreement, between the Company and certain investors party thereto, entered into pursuant to the Securities Purchase Agreement.
10.4*	Form of Contingent Value Rights Agreement, between the Company and certain investors party thereto, entered into pursuant to the Convertible Preferred Stock Purchase Agreement.
99.1(1)	Press Release Announcing Private Placement of Common Stock and Convertible Preferred Stock.

*	Filed herewith.
(1)	Filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

Date: June 5, 2013	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and Chairman of the Board of Directors